Exhibit 99.1

Contact:
Richard Fish
Chief Financial Officer
720-479-3538
rfish@wideopenwest.com

WOW! REPORTS RESULTS FOR SECOND QUARTER ENDED JUNE 30, 2013

ENGLEWOOD, CO — (August 14, 2013) - WOW! Internet, Cable & Phone (WOW!), a leading fully integrated provider of residential and commercial high-speed data, video and telephony services to customers in the Midwestern and Southeastern United States, today reported financial and operating results for the second quarter ended June 30, 2013.

Financial & Operating Highlights

For the second quarter ended June 30, 2013, WOW! reported total Revenue of $301.4 million and Adjusted EBITDA(1) of $111.1 million, a sequential increase of $6.5 million (or 6.2%) from the previous quarter.  Including the quarterly impact of unrealized, run-rate cost savings related to our acquisition of Knology, Inc., Adjusted EBITDA, as defined in the Company’s senior secured credit facility, would be increased by $5.8 million and would total $116.9 million.

WideOpenWest Finance, LLC

Condensed Consolidated Statements of Operations (Unaudited)

($ in millions)

	Three months ended June 30,
	2013	2012

Revenue	$301.4	$169.4
Costs and expenses:
Operating (excluding depreciation & amortization)	165.5	97.8
Selling, general and administrative	36.9	23.5
Depreciation & amortization	63.2	37.6
Management fee to related party	0.4	0.3
	266.0	159.2

Income from operations	35.4	10.2

Other income (expense):
Interest expense	(57.9)	(17.8)
Loss on extinguishment of debt	(57.3)	—
Realized and unrealized gain on derivative instruments, net	1.2	2.6
Other income (expense), net	(0.3)	0.1

Net loss	$(78.9)	$(4.9)

(1)         Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles.  For a definition of Adjusted EBITDA, information about management’s reasons for providing data with respect to Adjusted EBITDA, the limitations associated with its use and a quantitative reconciliation of Adjusted EBITDA to net income (loss)  see “Definitions of Non-GAAP Financial and Operating Metrics”, “Unaudited Reconciliations of Non-GAAP Measures to GAAP Measures” and the accompanying tables in this release.

The unaudited condensed consolidated statements of operations above and the information in this press release should be read in conjunction with our Form 10-Q for the three months ended June 30, 2013 filed with the U.S. Securities and Exchange Commission (“SEC”) on August 14, 2013 and our Form S-4 registration statement filed with the SEC on April 10, 2013, which became effective on April 22, 2013 (the “Registration Statement”).   For ease of use, references in this press release to “WOW! Internet, Cable & Phone” or “WOW!” mean WideOpenWest Finance, LLC and its consolidated subsidiaries.

Conference Call

WOW! will host a conference call on Tuesday, August 20, 2013 at 11:00 am Eastern to discuss the operating and financial results contained in this press release.  Conference call information is as follows:

Call Date:                                         Tuesday, August 20, 2013

Call Time:                                       11:00 a.m. Eastern

Dial In:                                                       (877) 541-5069

Intn’l  Dial In:                   (443) 842-7607

Conference ID:            30201596

A recording of the conference call will be available two hours after the completion of the call until September 20, 2013.  Dial in # for this replay is (855) 859-2056.

About WOW!

WOW! has been one of the nation’s leading providers of high-speed Internet, cable TV, and phone serving communities in Illinois, Michigan, Indiana and Ohio since 1996.  In July 2012, WOW! acquired Knology, Inc. and began serving communities in the Southeast and Midwest.  Our operating philosophy is to deliver an employee and customer experience that lives up to its name.  WOW! is privately owned by Avista Capital Partners.  For more information, please visit www.wowway.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements reflect management’s current views with respect to future events and financial performance.  The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.  Actual results may differ materially from those expected because of various risks and uncertainties.  You should review our filings with the SEC, including the “Risk Factors” contained in our Registration Statement and any subsequent quarterly reports, for a discussion of such risks and uncertainties.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information for the three months ended June 30, 2012 has been developed by applying pro forma adjustments to the individual historical unaudited condensed consolidated financial statements of WOW! and Knology, Inc. (“Knology”).  The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2012 has been prepared giving effect to our merger with Knology and related July 17, 2012 financing as if it had been completed at the beginning of the period presented. The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to represent what our results of operations or financial information would have been if the Knology merger and related financing had occurred at any date, nor does such information purport to project the results of operations for any future period.

The unaudited pro forma condensed combined financial information was prepared based on WOW!’s and Knology’s historical unaudited financial statements for the three months ended June 30, 2012, respectively.  The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined statements of operations do not reflect non-recurring charges that have been incurred in connection with the Knology merger and related July 17, 2012 financing, including legal fees, broker fees and accounting fees.

The unaudited pro forma financial statements should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and the accompanying notes appearing in our Registration Statement and our Form 10-Q for the three months ended June 30, 2013 as filed with the SEC.

The following table provides a summary of our net loss for the three months ended June 30, 2013 and 2012, respectively:

WideOpenWest Finance, LLC

Condensed Consolidated Statements of Operations (Unaudited)

($ in millions)

		Pro Forma
	Three months ended June 30, 2013	Three months ended June 30, 2012

Revenue	$301.4	$302.0
Costs and expenses:
Operating (including stock-based compensation)	165.5	165.0
Selling, general and administrative expenses	36.9	33.0
Depreciation and amortization	63.2	77.6
Management fee to related party	0.4	0.3
	266.0	275.9

Income from operations	35.4	26.1

Other income (expense):
Interest expense	(57.9)	(66.5)
Loss on extinguishment of debt	(57.3)	—
Unrealized gain on derivative instruments, net	1.2	—
Other income (expense), net	(0.3)	0.2
Loss from continuing operations before income taxes	$(78.9)	$(40.2)
Income tax benefit	—	—
Net loss	$(78.9)	$(40.2)

Definitions of Non-GAAP Financial Measures and Operating Metrics

We have included certain non-GAAP financial measures in this press release including Adjusted EBITDA and Unlevered Free Cash Flow.  We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance.  We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.  We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures.  We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors.  We believe these non-GAAP measures are measures commonly used by Investors to evaluate our performance and that of our competitors.

Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related party, the write-up or off of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.  Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA:

•                  excludes certain tax payments that may represent a reduction in cash available to us;

•                  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•                  does not reflect changes in, or cash requirements for, our working capital needs; and

•                  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt.

Unlevered Free Cash Flow is defined by WOW! as Adjusted EBITDA less capital expenditures.  The use of Unlevered Free Cash Flow is important because it allows management, as well as investors and analysts, to assess our ability to make additional investments and meet our debt obligations.  Unlevered Free Cash Flow has important limitations as an analytical tool, such as its exclusion of mandatory debt service requirements or other non-discretionary expenditures, and should not be considered in isolation or as a substitute for analysis of our results under GAAP.

Furthermore, Adjusted EBITDA in this release is (i) sometimes presented on a Pro Forma basis, giving effect to our Knology merger and related July 17, 2012 financing as if they had been completed at the beginning of each period presented (see “Unaudited Pro Forma Condensed Combined Financial Information” above for complete discussion), and (ii) sometimes further adjusted to include the estimated run-rate cost savings in connection with our Knology merger and transitioning our billing system from one provider to another which is calculated in accordance with the definitions of our senior secured credit facilities.

See “Unaudited Reconciliations of Non-GAAP Measures to GAAP Measures” below and the accompanying tables for reconciliations of Adjusted EBITDA and Unlevered Free Cash Flow to our net income (loss), which is the most directly comparable GAAP financial measure.

In addition, we use the following operating metrics in this release:

•                                     Homes Passed — We report homes passed as the number of residential units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database excluding those we believe are covered by exclusive arrangements with other providers of competing services.

•                                     Total Customers - Because we deliver multiple services to our customers, we report the total number of customers as those who receive at least one of our video (“Video”), high-speed data (“HSD”) or telephony (“Telephony”) services, without regard to which or how many of those services they subscribe to.  We report Video subscribers as the number of basic cable subscribers and do not include customers who only subscribe to HSD or Telephony services in this total.

Subscriber information for acquired entities is preliminary and subject to adjustment until we have completed our review of such information and determined that it is presented in accordance with our policies.

As of the end of each respective quarter, the Company’s operating metrics were as follows:

			Sequential		Sequential
			% Change		% Change
			1Q-13		2Q-13
	4Q-12	1Q-13	vs. 4Q-12	2Q-13	vs. 1Q-13
Homes Passed	2,962,000	2,968,000	0.2%	2,981,000	0.4%
Total Customers	825,700	817,100	-1.0%	814,500	-0.3%
Video Subscribers	704,600	690,500	-2.0%	682,300	-1.2%
HSD Subscribers	708,700	706,800	-0.3%	709,100	0.3%
Telephony Subscribers	442,800	432,600	-2.3%	429,500	-0.7%

Improved sequential net subscriber activity during the second quarter ended June 30, 2013 was driven primarily by increased customer connect activity during the second quarter of 2013 and a reduction in customer disconnects as a result of the resolution of issues related to the conversion of the legacy WOW! billing platform during the fourth quarter of 2012 and first quarter of 2013.

Unaudited Reconciliations of Non-GAAP Measures to GAAP Measures

The following table provides an unaudited reconciliation of our net loss to Adjusted EBITDA and Unlevered Free Cash Flow for the three months ended June 30, 2013 and 2012, respectively:

WideOpenWest Finance, LLC

Reconciliation of Non-GAAP Measures to GAAP Measures (Unaudited)

($ in millions)

		Pro Forma
	Three months ended June 30, 2013	Three months ended June 30, 2012
Net loss	$(78.9)	$(40.2)
Depreciation and amortization	63.2	77.6
Management fee to related party	0.4	0.3
Interest expense	57.9	66.5
Loss on extinguishment of debt	57.3	—
Unrealized gain on derivative instruments,net	(1.2)	—
Non-recurring professional fees, M&A integration and restructuring expense	12.1	1.5
Non-cash stock compensation	—	1.6
Other expense (income), net	0.3	(0.2)
Income tax benefit	—	—
Adjusted EBITDA	$111.1	$107.1
Less:
Capital expenditures	(59.7)	(69.1)
Unlevered Free Cash Flow	$51.4	$38.0

Including the quarterly impact of unrealized, run-rate cost savings related to our acquisition of Knology, Inc., Adjusted EBITDA, as defined in the Company’s senior secured credit facility, would be increased by $5.8 million and would total $116.9 million.